UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2014

INFORMATION SYSTEMS ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Florida	333-142429	65-049317
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 SW Federal Highway Stuart, FL	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 403-2992

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Item 8.01 Other Events

On December 5, 2014, Information Systems Associates (“ISA”) executed a non-binding Letter of Intent (“LOI”) to merge with DUOS Technologies, Inc. (“DUOS”) of Jacksonville, FL.  As outlined in the LOI, the proposed merger will be structured as a reverse triangular merger pursuant to which a newly formed subsidiary of ISA will merge with and into DUOS, with DUOS as the surviving entity.

In connection with the proposed transaction, the DUOS stockholders are expected to receive securities of ISA that will be equal to approximately 96% of the issued and outstanding common stock of ISA at the closing of the proposed merger, on a fully diluted basis. Subject to satisfaction of the closing conditions, the parties intend to close on the transactions contemplated under the LOI by January 31, 2015. Following the closing of the proposed merger, DUOS will effect a change in the ISA Board of Directors and management as DUOS’ management deems appropriate.

The proposed merger is subject to a number of conditions including:

•	Execution of a definitive binding merger agreement;
•	DUOS shareholder approval;
•	Exercise and conversion of all outstanding ISA convertible securities; and
•	ISA reducing its outstanding liabilities to no more than $475,000; and
•	Customary closing conditions.

The LOI contemplates that in connection with the proposed merger ISA will implement a reverse stock split in a ratio of at least one share for 200 shares (1:200). ISA anticipates undertaking its efforts to implement the reverse stock split prior to the closing of the proposed merger. In the event that for whatever reason the reverse stock split is not implemented prior to the closing of the proposed merger, then in order to expedite the closing ISA will issue to the DUOS shareholders a newly created series ISA convertible preferred stock which will automatically convert into ISA common stock at the effectiveness of the reverse stock split such that the DUOS stockholders will receive in the aggregate 96% of the issued and outstanding common stock of ISA post-merger, on a fully diluted basis. The newly created series of ISA preferred stock may be necessary in light of the ISA’s limited availability of authorized and unissued common stock for the transactions contemplated by the LOI.

DUOS’ core competencies include advanced intelligent technologies that are delivered through its proprietary integrated enterprise command and control platform. DUOS currently offers solutions to the government, healthcare, transportation, utilities and commercial/industrial sectors. It expects to continue the ISA business, although its primary focus will be to operate the DUOS business.

Previously on November 12, 2014, ISA announced that it had executed a definitive agreement with Schlep2p International LLC (“Schlep”) including an acquisition of a 3% ownership interest in Schlep. The Schlep transaction has been cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SYSTEMS ASSOCIATES, INC.

Date: December 10, 2014	By:	/s/ Adrian Goldfarb
	Name:	Adrian Goldfarb
	Title:	Chief Financial Officer